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                                                                   EXHIBIT 10.44

                                 FIRST AMENDMENT

       THIS FIRST AMENDMENT (the "AMENDMENT") is made and entered into as of March 9, 2006, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated October 18, 2005 (the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 40,130 rentable square feet (the "ORIGINAL PREMISES") consisting of approximately (i) 22,095 rentable square feet of lab space (the "ORIGINAL LAB SPACE") on the 4th floor (together with Tenant's proportionate share of the Ph Treatment Room on the 1st floor and Tenant's proportionate share of the 3A Annex Space) of the Science Building (as hereinafter defined); and (ii) 18,035 rentable square feet of office space described as suite number 1600 (the "OFFICE SPACE") on the 16th floor of the Office Building (as hereinafter defined) in the buildings located at 245 First Street, Cambridge, Massachusetts and commonly known as Cambridge Science Center and 245 First Street, comprised of two buildings, the first being the science building (the "SCIENCE BUILDING") and the second being the office building (the "OFFICE BUILDING").

B. Tenant and Landlord mutually desire that the Lease be amended with respect to, among other things, the definition of the Premises and the Rentable Square Footage of the Premises, subject to the following terms and conditions.

C. Tenant has requested that additional space containing approximately 23,199 rentable square feet described as Suite No. 300 on the 3rd floor of the Science Building, which includes Tenant's proportionate share of the Ph Treatment Room on the 1st floor of the Science Building and Tenant's proportionate share of the 3A Annex Space in the Science Building, as more fully shown on EXHIBIT B hereto (the "EXPANSION SPACE") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

D. The Lease by its terms shall expire on November 30, 2016 ("PRIOR TERMINATION DATE"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

       NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.     PREMISES.

       A.     Effective as of the date hereof, Landlord and Tenant agree that
              Section 1.02 of the Lease shall be deleted in its entirety and replaced with the following:

              "1.02 "PREMISES" shall mean the area shown on EXHIBIT A to this Lease. The Premises consists of (i) 22,095 rentable square feet of space on the 4th floor of the Science Building and known as suite number 400, which includes Tenant's proportionate share of the Ph Treatment Room on the 1st floor of the Science Building and Tenant's proportionate share of the 3A Annex Space in the Science Building as more fully identified on EXHIBIT A to this Lease (collectively, the "LAB SPACE"), and (ii) 18,035 rentable square feet of office space on the 16th floor of the Office Building and known as suite number 1600 (the "OFFICE SPACE"). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 40,130 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Buildings and the Rentable Square Footage of the Premises are correct."

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       B.     Effective as of the date hereof, Landlord and Tenant agree that
              Section 1.11 of the Lease shall be deleted in its entirety and replaced with the following:

              "1.11 "PERMITTED USE": (a) with respect to the Office Space, general office use, (b) with respect to the Lab Space, technical office for research and development, laboratory and research facility, (c) with respect to the portion of the Lab Space consisting of the Ph Treatment Room, wastewater treatment in compliance with applicable Laws, and (d) with respect to the portion of the Lab Space consisting of the 3A Annex Space, storage facilities for Tenant's equipment and materials."

       C. Effective as of the date hereof, EXHIBIT A to the Lease shall be deleted in its entirety and replaced with EXHIBIT A attached to this Amendment.

2. LAB SPACE. Effective as of the date hereof Landlord and Tenant agree that notwithstanding the provisions of Section 1 of this Amendment, the term "Lab Space" as used in the following provisions of the Lease shall be deemed to mean only the 22,095 rentable square feet of lab space on the 4th floor of the Science Building, and shall not be deemed to include either the Common Ph Treatment Room on the 1st floor of the Science Building, or the 3A Annex Space in the Science Building:

       2.01. All references to "Lab Space" or "lab space" in the paragraphs titled "Air Handling Units" and "Distribution" in Section 7.02 of the Lease.

       2.02.  All references to "Lab Space" in Section 7.03 of the Lease.

       2.03.  All references to "Lab Space" in the second paragraph of Section
              9.03 of the Lease.

       2.04. The reference to "Lab Space" in the second sentence of Section 10 of the Lease.

3.     EXPANSION.

       3.01. Effective as of February 1, 2007 (the "EXPANSION EFFECTIVE DATE"), the Premises, as defined in the Lease, is increased from 40,130 rentable square feet to 63,329 rentable square feet consisting of
              (i) 23,199 rentable square feet of expansion lab space on the 3rd floor of the Science Building, which includes Tenant's proportionate share of the Ph Treatment Room on the 1st floor of the Science Building and Tenant's proportionate share of the 3A Annex Space in the Science Building with respect to such expansion lab space as more fully identified on EXHIBIT B, (ii) 22,095 rentable square feet of original lab space on the 4th floor of the Science Building, which includes Tenant's proportionate share of the Ph Treatment Room on the 1st floor of the Science Building and Tenant's proportionate share of the 3A Annex Space in the Science Building with respect to such original lab space as more fully identified on EXHIBIT A, and (iii) 18,035 rentable square feet on the 16th floor of the Office Building as more fully identified on EXHIBIT A, by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (as hereinafter defined). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

       3.02. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Extended Termination Date (as hereinafter defined) shall not be similarly extended.

4. EXTENSION. The Term of the Lease is hereby extended for a period of 2 months and shall expire on January 31, 2017 ("EXTENDED TERMINATION DATE"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day

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       immediately following the Prior Termination Date ("EXTENSION DATE") and ending on the Extended Termination Date shall be referred to herein as the "EXTENDED TERM".

5.     BASE RENT.

       5.01.  OFFICE BASE RENT.

              A. OFFICE SPACE THROUGH PRIOR TERMINATION DATE. The Office Base Rent, Additional Rent applicable to the Office Space and all other charges under the Lease applicable to the Office Space shall be payable as provided therein with respect to the Office Space through and including the Prior Termination Date.

              B. OFFICE SPACE FROM AND AFTER EXTENSION DATE. As of the Extension Date, the schedule of Office Base Rent payable with respect to the Office Space during the Extended Term is the following:

                                 ANNUAL RATE PER SQUARE   MONTHLY OFFICE BASE
                    PERIOD                FOOT                    RENT
              ---------------------------------------------------------------
              12/1/16 - 1/31/17          $ 35.00              $ 52,602.08

                     All such Office Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

       5.02.  LAB BASE RENT.

              A. ORIGINAL LAB SPACE THROUGH PRIOR TERMINATION DATE. The Lab Base Rent, Additional Rent applicable to the Original Lab Space and all other charges under the Lease applicable to the Original Lab Space shall be payable as provided therein with respect to the Original Lab Space through and including the Prior Termination Date.

              B. ORIGINAL LAB SPACE FROM AND AFTER EXTENSION DATE. As of the Extension Date, the schedule of Lab Base Rent payable with respect to the Original Lab Space during the Extended Term is the following:

                                 ANNUAL RATE PER SQUARE    MONTHLY LAB BASE
                    PERIOD                FOOT                   RENT
              -------------------------------------------------------------
              12/1/16 - 1/31/17          $ 53.00             $ 97,586.25

                     All such Lab Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

              C. EXPANSION SPACE FROM EXPANSION EFFECTIVE DATE THROUGH EXTENDED TERMINATION DATE. As of the Expansion Effective Date, the schedule of Lab Base Rent payable with respect to the Expansion Space for the balance of the original Term and the Extended Term is the following:

                                 ANNUAL RATE PER SQUARE    MONTHLY LAB BASE
                    PERIOD                FOOT                   RENT
              --------------------------------------------------------------
              2/1/07 - 1/31/12           $ 48.00             $  92,796.00
              2/1/12 - 1/31/17           $ 53.00             $ 102,462.25

                     All such Lab Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

6. LETTER OF CREDIT. Concurrently with Tenant's execution of this Amendment, Tenant shall provide Landlord with an additional letter of credit (the "ADDITIONAL LETTER OF CREDIT") in the amount of $1,500,000.00. The Additional Letter of Credit shall be in addition to, and not in substitution of, the original Letter of Credit identified in the Lease. Except for the Letter of Credit Amount (as hereinafter defined), the Additional Letter of Credit shall be in form substantially identical to that of the original Letter of Credit, a copy of which is attached hereto as EXHIBIT E. The Additional Letter of Credit shall be subject to and in conformance

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       with the terms and provisions of Section 1 of Exhibit E to the Lease except that for purposes of the Additional Letter of Credit, (i) the "LETTER OF CREDIT AMOUNT" shall be $1,500,000.00, and (ii) provided Tenant satisfies each of the Contingency Requirements (as defined in Section 1.06 of Exhibit E to the Lease) as of each applicable reduction date described below, the Letter of Credit Amount for the Additional Letter of Credit shall reduce as follows: (i) $1,200,000.00 effective as of the third anniversary of the Lab Space Commencement Date; (ii) $975,000.00 effective as of the fourth anniversary of the Lab Space Commencement Date; (iii) $750,000.00 effective as of the fifth anniversary of the Lab Space Commencement Date; (iv) $525,000.00 effective as of the sixth anniversary of the Lab Space Commencement Date; and (v) $300,000.00 effective as of the seventh anniversary of the Lab Space Commencement Date.

7.     TENANT'S PRO RATA SHARE.

       7.01. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date Tenant's Pro Rata Share for the Science Building for the Expansion Space is 17.7754%.

       7.02. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant's Pro Rata Share for the Buildings is amended from 14.3802% to 22.6934%.

8.     EXPENSES AND TAXES.

       8.01. OFFICE SPACE FOR THE EXTENDED TERM. For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Office Expenses and Office Taxes applicable to the Office Space in accordance with the terms of the Lease.

       8.02. ORIGINAL LAB SPACE FOR THE EXTENDED TERM. For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Lab Expenses and Lab Taxes applicable to the Original Lab Space in accordance with the terms of the Lease.

       8.03. EXPANSION SPACE FROM EXPANSION EFFECTIVE DATE THROUGH EXTENDED TERMINATION DATE. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Lab Expenses and Lab Taxes applicable to the Expansion Space in accordance with the terms of the Lease.

9.     IMPROVEMENTS TO EXPANSION SPACE.

       9.01. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

       9.02. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as EXHIBIT C and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in EXHIBIT C.

10. EARLY ACCESS TO EXPANSION SPACE. If Tenant occupies the Expansion Space for the conduct of its business therein before the Expansion Effective Date (the "EXPANSION SPACE OCCUPANCY"), during the period commencing on the first day of the Expansion Space Occupancy and ending on the day preceding the Expansion Effective Date, (the "EXPANSION SPACE OCCUPANCY PERIOD"), Tenant shall not be required to pay Rent with respect to the Expansion Space, provided however, during the Expansion Space Occupancy Period, Tenant shall be subject to the terms and conditions of the Lease and this Amendment, and Tenant shall pay the actual costs of the Science Building Services with respect to the Expansion Space, together with the cost of any special services requested by Tenant (e.g. freight elevator usage). Except for he cost of services requested by Tenant with respect to the Expansion Space, Tenant shall not be required to pay Rent or the cost of Science Building Services with respect to the Expansion Space for any days of possession before the Expansion Effective Date during which Tenant, with the approval of Landlord, is in possession of the Expansion Space for the

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       sole purpose of performing improvements or installing furniture, equipment or other personal property.

11. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

       11.01. PARKING.

              A. Effective as of the Expansion Effective Date, the first sentence of Section 2.01 of EXHIBIT E of the Lease shall be deleted in its entirety and replaced with the following:

                     "During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 76 unreserved parking spaces and 2 reserved spaces (collectively, the "SPACES"), for the use of Tenant and its employees, in the parking facility owned by Landlord that serves the Building (the "PARKING FACILITY"), and if the Parking Facility includes a garage, then such Spaces may be in, or on the roof of, such garage."

              B. Effective as of the Expansion Effective Date, Section 2.02 of EXHIBIT E of the Lease shall be deleted in its entirety and replaced with the following:

                     "During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Section 4 of the Lease, the sum of $210.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, and the sum of $260.00 per month, plus applicable tax thereon, if any, for each reserved Space leased by Tenant hereunder, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Parking Facility."

              C. Effective as of the Expansion Effective Date, Section 2.03 of EXHIBIT E of the Lease shall be deleted in its entirety and replaced with the following:

                     "Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis. Landlord shall install a sign or other notification as reasonably determined by Landlord to designate the reserved Spaces provided to Tenant hereunder. However, the Parking Facility shall always be managed by Landlord (whether using valet parking or otherwise) so that, subject to the provisions of this Section 2, the Tenant will be always be able to utilize the number of Spaces leased by Tenant hereunder."

              D. Effective as of the Expansion Effective Date, the third sentence of Section 2.06 of EXHIBIT E of the Lease shall be deleted in its entirety and replaced with the following:

                     "If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall use its reasonable efforts to provide Landlord with prior notice thereof designating the license plate number and model of such automobile."

       11.02. RIGHT OF FIRST OFFER.

              A. GRANT OF OPTION; CONDITIONS. In addition to the Right of First Offer set forth in Section 5 of EXHIBIT E of the Lease, Tenant shall have the continuing right of first offer (the "RIGHT OF FIRST OFFER") with respect to the 17,869 rentable square feet on the 10th floor of the Office Building shown on the demising plan attached hereto as EXHIBIT D and the 16,905 rentable square feet on the 18th floor of the Office Building shown on the demising plan attached hereto as EXHIBIT D (collectively, the "OFFERING SPACE"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in any portion of the Offering Space will not extend or renew the term of its lease for such portion of the Offering Space (but prior to leasing such

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                     portion of the Offering Space to a party other than the
                     existing tenant), Landlord shall advise Tenant (the "ROFO ADVICE") of the terms under which Landlord is prepared to lease the applicable Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "ROFO NOTICE OF EXERCISE") within 5 Business Days after the date the ROFO Advice is deemed to have been received by Tenant (in accordance with Section 24 of the Lease), except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a ROFO Advice, if:

                     1. Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the ROFO Advice; or

                     2. the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the ROFO Advice; or

                     3. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the ROFO Advice; or

                     4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the ROFO Advice; or

                     5. the applicable portion of the Offering Space is not intended for the exclusive use of Tenant during the Term; or

                     6. the existing tenant in the applicable portion of the Offering Space is interested in extending or renewing its lease for such applicable portion of the Offering Space or entering into a new lease for such applicable portion of the Offering Space regardless of whether such existing tenant has an option to renew or extend its lease; provided, however, that if Landlord reasonably determines that such tenant's interest will not culminate in an executed lease renewal, extension, new lease or other similar document, then (i) such tenant shall be conclusively considered as not being interested, as aforesaid, and (ii) Landlord shall be conclusively considered as having determined (under subsection A hereof) that such existing tenant will not extend or renew its lease. Accordingly, at the time of such determination of non-interest as aforesaid, Landlord shall send Tenant the ROFO Advice, as aforesaid, to begin the process for Tenant's exercise of its Right of First Offer under this Section 11.02. Landlord shall respond to Tenant's requests for information regarding any such existing tenant's interest in the ROFO Space and the status of negotiation and execution of the documentation of any such lease renewal, extension, new lease or other similar document with such existing tenant.

              B.     TERMS FOR OFFERING SPACE.

                     1. The term for each applicable portion of the Offering Space shall commence upon the commencement date stated in the ROFO Advice and thereupon each such applicable portion of the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the ROFO Advice shall govern Tenant's leasing of such applicable portion of the Offering Space and only to the extent that they do not conflict with the ROFO Advice, the terms and conditions of the Lease shall apply to such applicable portion of the Offering Space.

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                     2.     Tenant shall pay Base Rent and Additional Rent for
                            each applicable portion of the Offering Space in accordance with the terms and conditions of the ROFO Advice, which terms and conditions shall reflect the Prevailing Market rate for such applicable portion of the Offering Space as determined in Landlord's reasonable judgment.

                     3. Each applicable portion of the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the applicable portion of the Offering Space or as of the date the term for such applicable portion of the Offering Space commences, unless the ROFO Advice specifies any work to be performed by Landlord in such applicable portion of the Offering Space, in which case Landlord shall perform such work in the applicable portion of the Offering Space. If Landlord is delayed delivering possession of the applicable portion of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such applicable portion of the Offering Space shall be postponed until the date Landlord delivers possession of the applicable portion of the Offering Space to Tenant free from occupancy by any party.

              C. TERMINATION OF RIGHT OF FIRST OFFER. The rights of Tenant hereunder with respect to each applicable portion of the Offering Space shall terminate on the earlier to occur of:
                     (i) November 30, 2014; (ii) Tenant's failure to exercise its Right of First Offer within the 5 Business Day period provided in Section 11.02.A. above; and (iii) the date Landlord would have provided Tenant a ROFO Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 11.02.A. above. In addition, if Landlord provides Tenant with a ROFO Advice for any portion of the Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offering Space (such other portion of the Offering Space subject to such expansion rights is referred to herein as the "ENCUMBERED OFFERING SPACE") and Tenant does not exercise its Right of First Offer to lease the Offering Space described in the ROFO Advice, Tenant's Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the ROFO Advice. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a ROFO Notice of Exercise within the 5 Business Day period provided in Section 11.02.A. above, and (ii) Landlord does not enter into a lease for the applicable portion of the Offering Space within a period of 12 months following the date of the ROFO Advice, Tenant shall once again have a Right of First Offer with respect to such portion of the Offering Space. In addition, subject to the provisions of sub-clauses (i) and
                     (iii) in the first sentence of this Section 11.02.C. above, if Landlord does enter into a lease for the applicable portion of the Offering Space with a third party tenant (the "ROFO PROSPECT"), Tenant shall have a Right of First Offer on such portion of the Offering Space (subject to the terms hereof) upon the expiration of the lease (including any renewals or extensions thereof) with the ROFO Prospect.

              D. OFFERING AMENDMENT. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "OFFERING AMENDMENT") adding the applicable portion of the Offering Space to the Premises on the terms set forth in the ROFO Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the ROFO Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

              E. DEFINITION OF PREVAILING MARKET. For purposes of this Right of First Offer provision, "PREVAILING MARKET" shall mean the annual rental rate per square foot for space comparable to the applicable portion of the Offering Space in the Office Building and office buildings comparable to the Office Building in the Cambridge, Massachusetts area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the applicable Offering Space,
                     (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

       11.03. SIGNAGE.

              A. During the Term, Tenant shall have (a) the exclusive right to install up to two signs (the "ROOF SIGNS") on the exterior roof or the facade of the Office Building, with such dimensions and in a location to be reasonably designated by Landlord, and (b) the non-exclusive right to install one sign depicting Tenant's logo on each of the two existing Building monument signs currently located outside of the Buildings (the "TENANT MONUMENT SIGNS") with such dimensions and in a location reasonably designated by Landlord, provided (i) for each of the Roof Signs and the Tenant Monument Signs, Tenant receives approval from the City of Cambridge, Massachusetts to install each of the Roof Signs and the Tenant Monument Signs and each of the Roof Signs and the Tenant Monument Signs complies with all applicable signage codes, laws, regulations and ordinances;
                     (ii) Tenant submits to Landlord, and Landlord approves, detailed drawings of each of the Roof Signs and the Tenant Monument Signs prior to installing such signs; (iii) all materials to be incorporated into each of the Roof Signs and the Tenant Monument Signs, as well as the methods of affixing the Roof Signs and the Tenant Monument Signs to the Building or the existing monument signs (as the case may be) shall be subject to the prior written and reasonable approval of Landlord, it being agreed that Landlord reserves the right to withhold consent if any of the Roof Signs or the Tenant Monument Signs, in the sole, reasonable judgment of Landlord, are not harmonious with the design standards of the Building; and (iv) Tenant shall bear all responsibility for all costs associated with the Roof Signs and the Monument Signs, including, without limitation, the cost of design, government permit and approval procurement, construction, installation, maintenance, repair, replacement, insurance, and removal and repair at the expiration of the Term. If Tenant fails to promptly make appropriate repairs or replacements to any of the Roof Signs or the Tenant Monument Signs, Landlord may do so, and Tenant shall reimburse Landlord's cost plus a reasonable administrative fee in doing so. Any such costs incurred by Landlord shall be deemed to be Additional Rent payable under the Lease.

              B. Upon the expiration or earlier termination of the Term, or upon the assignment by Tenant of Tenant's interest in the Lease or the subleasing by Tenant of any portion of the Premises, Landlord shall have the right to require that Tenant, at Tenant's sole cost and expense, remove one or more of the Roof Signs and the Tenant Monument Signs, using a contractor approved in writing in advance by Landlord. In such event, Tenant, at Tenant's sole cost and expense, shall repair all damage and deterioration attributable to the installation or removal of the Roof Signs and the Tenant Monument Signs or their presence during the Term to Landlord's satisfaction. If Tenant fails to promptly remove the Roof Signs and/or the Monument Signs and to make all repairs in connection therewith, Landlord may do so, and Tenant shall reimburse Landlord's cost plus a reasonable administrative fee in doing so. Tenant acknowledges that the right to maintain the Sign shall be personal to Tenant (i.e., CombinatoRX, Incorporated, a Delaware corporation).

       11.04. DELETED SECTIONS. Effective as of the Expansion Effective Date, in addition to the other Sections and provisions of the Lease modified herein, Section 6 (Right of First Refusal) of EXHIBIT E of the Lease shall be deleted in its entirety and shall be of no further force and effect.

12.    MISCELLANEOUS.

       12.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord, provided, however, that no such consent shall be required for any information required to be disclosed to any securities exchange, governmental agency or the like, or if otherwise required by law or court order to be disclosed.

       12.02. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

       12.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

       12.04. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

       12.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

       12.06. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Richards Barry Joyce & Partners in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers other than Richards Barry Joyce & Partners claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "TENANT RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

       12.07. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:                     LANDLORD:

                                    MA-RIVERVIEW/245 FIRST STREET, L.L.C., A
                                    DELAWARE LIMITED LIABILITY COMPANY

                                    By:  Equity Office Management, L.L.C., a
                                         Delaware limited liability company,
                                         its non-member manager

                                         By:      /s/ Maryann Gilligan Suydam
--------------------------------                -------------------------------

Name (print):                            Name:     Maryann Gilligan Suydam
              ------------------                -----------------------------

                                         Title:  Senior Vice President Boston Region
--------------------------------                ------------------------------------

Name (print):
              ------------------


WITNESS/ATTEST:                     TENANT:

                                    COMBINATORX, INCORPORATED, A DELAWARE
                                    CORPORATION

   /s/ Jason F. Cole                By:       /s/ Robert Forrester
--------------------------------           ------------------------------------

Name (print):   Jason F. Cole       Name:         Robert Forrester
              ------------------           ------------------------------------

  /s/ Elizabeth Tibbetts            Title:    EVP and Chief Financial Officer
--------------------------------           ------------------------------------

Name (print): Elizabeth Tibbetts
              ------------------

                                    EXHIBIT A

                    OUTLINE AND LOCATION OF ORIGINAL PREMISES

       This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts.

                           [Diagram of space omitted]

                                    EXHIBIT B

                     OUTLINE AND LOCATION OF EXPANSION SPACE

       This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts.

                           [Diagram of space omitted]

                                    EXHIBIT C

                                   WORKLETTER

       This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts.

As used in this Work Letter, the "PREMISES" shall be deemed to mean the Expansion Space, as defined in the attached Amendment.

I.     ALTERATIONS AND ALLOWANCE.

       A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the "INITIAL ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. Landlord hereby approves of The Richmond Group as Tenant's general contractor to perform the Initial Alterations. If Tenant does not elect to utilize The Richmond Group as its general contractor for the Initial Alterations, then the parties agree that Landlord's approval of any other general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of the Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor other than The Richmond Group.

       B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $2,899,875.00 (the "ALLOWANCE") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

       C. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by January 31, 2007, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

       D. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

       E. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises or any additions to the Premises in the event of a renewal or extension of the Extended Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                                    EXHIBIT D

                     OUTLINE AND LOCATION OF OFFERING SPACES

       This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts.

                           [Diagram of space omitted]

                                    EXHIBIT E

                        COPY OF ORIGINAL LETTER OF CREDIT

                                       16